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                                  EXHIBIT 23.1

                        Consent of Price Waterhouse LLP


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Altera Corporation of our report dated January 18, 1995 appearing on page 28 of the Annual Report to Shareholders which is incorporated by reference in the Annual Report on Form 10-K.



PRICE WATERHOUSE LLP
San Jose, California
July 14, 1995